Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-88942 and 333-09423) pertaining to the Micro Linear 1983 Incentive Stock Option Plan, 1991 Stock Option Plan, 1994 Director Stock Option Plan, 1994 Employee Stock Purchase Plan and Options Granted to Directors of Micro Linear Corporation of our report dated January 20, 1997, with respect to the financial statements and schedule of Micro Linear Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                               ERNST & YOUNG LLP


San Jose, California
March 27, 1998